EXHIBIT 10.4

FIRST AMENDMENT TO
TECHNOLOGY LICENSE AGREEMENT

This First Amendment to Technology License Agreement (this “Amendment”) is entered into as of May 24, 2013 (“Effective Date”) by and between Ecosphere Energy Services, LLC, a Delaware limited liability company (“Licensee”), and Ecosphere Technologies, Inc., a Delaware corporation (“Licensor”).  Capitalized terms used in this Amendment without definition have the respective meaning assigned to such terms in that certain Technology License Agreement, effective July 15, 2009 (the “Technology License Agreement”), by and between Licensor and Licensee.

The parties hereby agree as follows:

1.

Amendment of Section 2, Definitions.  Section 2 of the Technology License Agreement is amended as follows:

(a)

The definition of “Field of Use” is amended in its entirety to read as follows:

“Field of Use” means the field of treating any product, waste, by-product or other items (including, without limitation, produced waters, frac flowback waters and various industrial waste waters) generated during the exploration, production, refining and distribution of energy from natural resources (including, without limitation, oil, natural gas, hydrocarbons, coal, coal bed methane, coal mining, tar sands and any other natural resource).

(b)

The definition of “Licensed Products” is amended in its entirety to read as follows:

“Licensed Products” means:

(a)

any and all equipment, systems, and products that may now or hereafter use (i) the Ozonix Process, the EcosFrac Process or EcosBrine or (ii) any other method or process developed by Licensor for treating any product, waste, by-product or other items (including, without limitation, produced waters, frac flowback waters and various industrial waste waters) generated during the exploration, production, refining and distribution of energy from natural resources (including, without limitation, oil, natural gas, hydrocarbons, coal, coal bed methane, coal mining, tar sands and any other natural resource), whether or not such other method or process developed by Licensor is an improvement, enhancement, derivative work or modification of the Ozonix Process, the EcosFrac Process or EcosBrine so long as  such other method or process developed by Licensor applies the Licensed Technology;

(b)

all parts, components and subassemblies of the equipment, systems or products described in clause (a) of this subsection;

(c)

all equipment and goods that are or may be used in connection with or ancillary to the design, manufacture, testing, use, sale, maintenance or repair of the equipment, systems or products described in clause (a) of this subsection; and

(d)

all modifications and enhancements to any of the foregoing equipment, systems or products or other items described in clause (a), (b) or (c) of this subsection;

(c)

The definition of “Licensed Technology” is amended in its entirety to read as follows:

“Licensed Technology” means all intellectual property, trade secrets, Trademarks, know-how, designs, processes, software, works of authorship, copyrightable works, mask works, data, discoveries, inventions and improvements, whether patentable or not, technology, information and documentation now owned or hereafter owned by Licensor, together with all improvements, enhancements, derivative works and modifications (collectively, “Intellectual Property”) hereafter developed or acquired and owned, by Licensor, related to (i) the treatment of any product, waste, by-product or other items (including, without limitation, produced waters, frac flowback waters and various industrial waste waters) generated during the exploration, production, refining and distribution of energy from natural resources (including, without limitation, oil, natural gas, hydrocarbons, coal, coal bed methane, coal mining, tar sands and any other natural resource), whether or not utilizing the Ozonix Process, EcosFrac Process or EcosBrine or (ii) the testing, use, sale, maintenance, repair, design or manufacture of any Licensed Products.  Licensed Technology may be recorded or fixed in written or other form and includes, but is not limited to, the following to the extent they are now or hereafter owned by Licensor:

(a)

The Patents listed on Exhibit A;

(b)

All U.S. or foreign copyrights or mask work rights now owned or hereafter created or owned by Licensor and related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(c)

Source code and object code for all software owned or hereafter created or owned by Licensor related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products, together with all flow charts, development notes and other documentation pertaining to such source code;

(d)

All specifications related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(e)

All designs and engineering drawings related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(f)

Recommendations and information as to sources of materials and components for any of the Licensed Products, including current vendors;

(g)

A list of any special tools necessary to test, manufacture, use, maintain or repair any of the Licensed Products and parts for any of the Licensed Products, and locations and sources of, and manufacturing drawings for, such tools;

(h)

All production, testing, installation, operation, service and quality control documentation related to any of the Licensed Products;

(i)

Any rights or licenses granted by any Person to Licensor related to the Ozonix Process, EcosFrac Process or EcosBrine or any Licensed Products;

(j)

Any and all designs that embody, use, or implement any Licensed Technology; and

(k)

Any other technical information related to the Ozonix Process, EcosFrac Process or EcosBrine or any of the Licensed Products which is owned by Licensor and is reasonably required by Licensee to manufacture, use, sell, import, export, test or maintain any of the Licensed Products and parts for any of the Licensed Products whether or not such technical information is considered proprietary to Licensor.

Notwithstanding the foregoing, “Licensed Products” and “Licensed Technology” do not include any rights in or to any Intellectual Property that (i) is developed by Licensor for non-energy applications and (ii) has no use or possible use for energy applications.

2.

Ratification.  Except as hereby expressly amended and modified, the terms and provisions of the Technology License Agreement are hereby ratified and shall remain in full force and effect.

3.

Governing Law.  The laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms, and the interpretation of the rights and duties of the parties.

4.

Execution of Amendment.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Amendment and of signature pages by facsimile transmission and by electronic mail in PDF format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by facsimile and by electronic mail in PDF format shall be deemed to be their original signatures for all purposes.

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The parties have entered into this First Amendment to Technology License Agreement, intending to be legally bound, as of the Effective Date.

ECOSPHERE ENERGY SERVICES, LLC By:__/s/ Robert Cathey______________________ Name: __Robert Cathey_____________________ Title: __Chief Executive Officer ______________	ECOSPHERE TECHNOLOGIES, INC. By: _/s/ Dennis McGuire_____________________ Name:_Dennis McGuire_____________________ Title: Chief Executive Officer_________________